UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 28, 2016
(Date of earliest event reported)

ImmuCell Corporation
(Exact name of registrant as specified in its charter)

DE	001-12934	01-0382980
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

56 Evergreen Drive Portland, Maine	04103
(Address of principal executive offices)	(Zip Code)

207-878-2770
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On March 28, 2016, ImmuCell Corporation (the "Company") entered into definitive agreements covering certain credit facilities with TD Bank N.A. in the amount of up to $4.5 million. The first facility is a $2.0 million construction loan, drawable over a 12-month period at up to 75% of the lesser of cost or appraised value of the to-be-constructed, commercial-scale production facility for Mast Out®, during which interest only will be payable at a variable rate equal to the 30-day LIBOR plus 2.25%, which converts to a nine-year term loan facility at the end of construction at the same interest rate with monthly principal and interest payments based on a twenty-year amortization schedule, with a balloon payment of approximately $1,278,000 due in March 2026. The second facility is a $2.5 million term loan, drawable over an 18-month period at up to 80% of the cost of equipment installed in the to-be-constructed, commercial-scale production facility for Mast Out®, during which interest only will be payable at a variable rate equal to the 30-day LIBOR plus 2.25%, which converts to a seven-year term loan facility at the end of construction at the same interest rate with monthly principal and interest payments based on a seven-year amortization schedule. The Company must first make an equity investment of at least $7 million in the equipment related to this project before proceeds from this second credit facility can be drawn.

These credit facilities, as well as the Company’s pre-existing indebtedness to TD Bank N.A., are secured by mortgages and security interests with respect to substantially all of the Company’s assets. The Company must adhere to certain financial covenants set forth in the Second Amended and Restated Loan Agreement related to its net worth and operating results relative to its levels of indebtedness and debt service costs, respectively. The Company’s failure to comply with these covenants, to make timely payments of principal and interest, or otherwise to comply with the terms of its agreements with TD Bank N.A. would entitle the lender to accelerate the maturity of such debt and demand repayment in full.

The two promissory notes and the Second Amended and Restated Loan Agreement executed in connection with these credit facilities are attached as Exhibit 99.1, Exhibit 99.2 and Exhibit 99.3, respectively, to this Current Report on Form 8-K.

The information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 – Financial Statements and Exhibits

Exhibit No.	Description

EX-99.1	Construction Loan Note for $2,000,000 executed by ImmuCell Corporation in favor of TD Bank N.A. dated March 28, 2016

EX-99.2	Term Loan Note for $2,500,000 executed by ImmuCell Corporation in favor of TD Bank N.A. dated March 28, 2016

EX-99.3	Second Amended and Restated Loan Agreement (covenants) between ImmuCell Corporation and TD Bank N.A. dated March 28, 2016

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 31, 2016	IMMUCELL CORPORATION

	By:	/s/ Michael F Brigham
Michael F. Brigham
President, Chief Executive Officer and Principal Financial Officer

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Exhibit Index

Exhibit No.	Description

EX-99.1	Construction Loan Note for $2,000,000 executed by ImmuCell Corporation in favor of TD Bank N.A. dated March 28, 2016

EX-99.2	Term Loan Note for $2,500,000 executed by ImmuCell Corporation in favor of TD Bank N.A. dated March 28, 2016

EX-99.3	Second Amended and Restated Loan Agreement (covenants) between ImmuCell Corporation and TD Bank N.A. dated March 28, 2016

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